EXHIBIT 4.32

AMENDMENT TO REGISTRATION AGREEMENT

THIS AMENDMENT TO REGISTRATION AGREEMENT (this “Amendment”) is made as of April       , 2002, by and among EpicEdge, Inc., a Texas corporation (the “Company”), Edgewater Private Equity Fund III, L.P., a Delaware limited partnership (“Edgewater”), Fleck T.I.M.E. Fund, LP, a Connecticut limited partnership (“TIME”), all of the parties that shall become the holders of the Series B Preferred Stock (as defined herein) in accordance with the terms and conditions set forth in the Preferred Purchase Agreement (as defined herein) (the “Series B Holders”), and all of the parties that shall become the holders of the Series A Preferred Stock (as defined herein) in accordance with the terms and conditions set forth in the Preferred Purchase Agreement (as defined herein) (the “Series A Holders” and, together with Edgewater, TIME and the Series B Holders are sometimes collectively referred to herein as the “Investors” and individually as an “Investor”).  Any person or entity that is not already a party to the Prior Registration Agreements (as defined herein) on the date hereof that purchases a Note (as defined in the Preferred Purchase Agreement) or shares of Series B Preferred Stock (as defined herein) upon the terms and conditions set forth in the Preferred Purchase Agreement at a Subsequent Closing (as defined in the Preferred Purchase Agreement) shall become a party hereto by executing an Investor’s Assent, in the form and substance attached hereto as Exhibit A, and shall have the rights and obligations of a Series B Holder hereunder.

WHEREAS, pursuant to a Stock Purchase Agreement dated as of February 18, 2000 (the “February Purchase Agreement”), as the same may be amended, modified or restated from time to time, by and among the Company, certain of the Investors and certain other parties named therein (collectively, the “February Investors”), the February Investors purchased shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”);

WHEREAS, pursuant to a Stock Purchase Agreement dated as of September 29, 2000 (the “September Purchase Agreement”), as the same may be amended, modified or restated from time to time, by and among the Company, certain of the Investors and certain other parties named therein (collectively, the “September Investors”), the September Investors purchased shares of Common Stock;

WHEREAS, pursuant to a Note and Preferred Stock Purchase Agreement of even date herewith (the “Preferred Purchase Agreement”), as the same may be amended, modified or restated from time to time, by and among the Company, the Series A Holders and the Series B Holders, and subject to the terms and conditions contained therein, the Series A Holders will cancel the Convertible Debt (as defined in the Preferred Purchase Agreement) in exchange for shares of Series A Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”) and the Series B Holders will convert the Notes purchased thereunder into shares of Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”);

WHEREAS, in order to induce the February Investors to enter into the February Purchase Agreement, the Company agreed to provide certain registration rights to such February Investors pursuant to that certain Registration Rights Agreement dated as of February 18, 2000 (the “February Registration Agreement”), by and among the Company and the February Investors;

WHEREAS, in order to induce the September Investors to enter into the September Purchase Agreement, the Company agreed to provide certain registration rights to such September Investors pursuant to that certain Registration Rights Agreement dated as of September 29, 2000 (the “September Registration Agreement”; and, together with the February Registration Agreement, the “Prior Registration Agreements”), by and among the Company and the September Investors;

WHEREAS, in order to induce the Series B Holders and the Series A Holders to enter into the Preferred Purchase Agreement, the Company has agreed to provide certain registration rights to such Series B Holders and Series A Holders on the terms set forth in this Amendment;

WHEREAS, pursuant to Section 10(d) of the February Registration Agreement and the operative paragraph in the September Registration Agreement which incorporates all of the terms of the February Registration Agreement therein, the Prior Registration Agreements may be amended by the Company and the holders of a majority of the Registrable Securities (as defined therein); and

WHEREAS, in order to provide the Series B Holders and the Series A Holders with certain registration rights, the Company and the holders of a majority of the Registrable Securities wish to amend the Prior Registration Agreements pursuant to the terms set forth herein.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

1.             Incorporation of the Agreement.  All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Prior Registration Agreements.  To the extent any terms and provisions of the Prior Registration Agreements are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby.  Except as specifically set forth herein, the Prior Registration Agreements shall remain in full force and effect and their provisions shall be binding on the parties hereto.

2.             Amendments to the Prior Registration Agreements.

(a)           The introductory paragraph to the February Registration Agreement is hereby amended to include the Series A Holders and the Series B Holders as if they had originally signed thereunder as Investors.

(b)           Section 1 of the February Registration Agreement is hereby amended and restated in its entirety as follows:

1.             Demand Registrations.

(a)           Requests for Registration.  Upon written request by the holders of a majority of the Series A Preferred Stock or the holders of a majority of the Series B Preferred Stock (the “Notice”), the Company shall (i) file as soon as practicable after receipt of such Notice, but in no event later than thirty (30) days after the receipt therefor with respect to a Short-Form Registration (as defined below) or forty-five (45) days after the receipt therefor with respect to a Long-Form Registration (as defined below), a Registration Statement (the “Demand Registration”) covering all of the Registrable Securities, and (ii) take all necessary actions to cause such registration statement to become effective within thirty (30) days of filing or as soon thereafter as is permissible by the Securities and Exchange Commission.  Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering.  Within ten (10) days after receipt of any request for a Demand Registration, the Company will give written notice of such requested registration to all other holders of Registrable Securities and, subject to paragraph 1(b) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after receipt of the Company’s notice.  The holders of Registrable Securities shall be entitled to request (x) one (1) Demand Registration annually on Form S-1 or any similar long-form registration (a “Long-Form Registration”), and (y)  two (2) Demand Registration on Form S-3 (or any successor form) (a “Short-Form Registration”) annually, if available, in each case in which the Company will pay all Registration Expenses.

(b)           Priority on Demand Registrations.  The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities.  If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration, prior to the inclusion of any securities which are not Registrable Securities, (i) first, the Conversion Securities requested to be included therein by the Series A Holders and the Series B Holders, pro rata among such holders on the basis of the number of shares that each holder has requested to be included in such registration, and (ii) second, the number of Registrable Securities requested to be included by the other Investors, pro rata among the respective holders thereof on the basis of the number of shares of Registrable Securities that each such holder has requested to be included in such registration.

(c)           Selection of Underwriters.  The holders of a majority of the Registrable Securities who request or elect to be included in the Demand Registration and the Company shall jointly select the investment banker(s) and managing underwriter(s) to administer an offering initiated as a Demand Registration.  It is understood and agreed that the Company may delay the registration of Registrable Securities hereunder if such delay is requested in writing by such managing underwriter(s) or by any managing underwriter(s) jointly selected by such holders of a majority of the Registrable Securities and the Company with respect to any offering of equity securities by the Company.

(d)           Other Registration Rights.  The Company will not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, which would be superior to or otherwise interfere with the Investors’ registration rights hereunder; provided, however, the granting by the Company of registration rights to any other Person which would in any way limit the Investors’ registration rights hereunder shall be subject to the approval of the Purchaser Representatives (as defined in the Preferred Purchase Agreement).  The Company represents and warrants to the Investors that no Person has the right to register any equity securities of the Company which are superior to or would otherwise interfere with the Investors’ registration rights hereunder except for the Persons and corresponding number of shares of Common Stock identified on Schedule A attached hereto and made a part hereof, whose registration rights are pari passu (but not superior) to those of the Investors (the registrable equity securities held by such Persons are referred to herein as the “Equal Securities”).

(c)           Section 2(c) of the February Registration Agreement is hereby amended and restated in its entirety as follows:

(c)           Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Conversion Securities requested to be included in such registration by the Series A Holders and the Series B Holders, pro rata among the holders of such Registrable Securities on the basis of the number of shares that each such holder has requested to be included in such registration and (iii) third, the other Registrable Securities requested to be included in such registration and the Equal Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities and such Equal Securities on the basis of the number of shares that each such holder has requested to be included in such registration.  If, after giving effect to the inclusion in the applicable registration of the equity securities referred to in clauses (i), (ii) and (iii) above, there are additional equity securities of the Company available to be included in such registration, the Company shall be entitled to designate the Persons, if any, it would submit to the managing underwriter(s) for participation in such registration; provided, however, that in no event shall the Conversion Securities included in such offering be reduced below thirty percent (30%) of the total securities included in such registration.

(d)           Section 2(d) of the February Registration Agreement is hereby amended and restated in its entirety as follows:

(d)           Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of the Company or on behalf of holders of the Company’s securities other than holders of Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, subject to paragraph 2(e)

below, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Conversion Securities requested to be included in such registration by the Series A Holders and the Series B Holders, pro rata among the holders thereof on the basis of the number of shares that each such holder has requested to be included in such registration, and (ii) second, the other Registrable Securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares that each such holder requested to be included in such registration; provided, however, that in no event shall the Conversion Securities included in such offering be reduced below thirty percent (30%) of the total securities included in such registration.

(e)           The parenthetical set forth in Section 2(e) of the February Registration Agreement is hereby deleted in its entirety.

(f)            Section 5 of the February Registration Agreement is hereby amended and restated in its entirety as follows:

5.             Registration Expenses.

(a)           All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company, exclusive of underwriting discounts and commissions or fees of counsel of the sellers of Registrable Securities.

(b)           In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one (1) counsel chosen by the holders of a majority of the Registrable Securities.

(g)           Section 9 of the February Registration Agreement is hereby amended to include the following definitions:

“Conversion Securities” means the Common Stock issued upon the conversion of the Series A Preferred Stock and the Series B Preferred Stock.

“Person” means any individual, corporation, partnership, company, limited liability company, joint venture, association, bank, business trust or other entity, whether or not legal entities, or any governmental entity or agency or political subdivision thereof.

“Rule 144” means Rule 144 adopted by the Securities and Exchange Commission under the Securities Act.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock, $0.01 par value per share, of the Company.

“Series B Preferred Stock” means the Series B Convertible Preferred Stock, $0.01 par value per share, of the Company.

(h)           The definition of “Registrable Securities” set forth in Section 9 of the February Registration Agreement is hereby amended and restated in its entirety as follows:

“Registrable Securities” means (i) any Common Stock or Conversion Securities owned by the Investors or by any of their respective transferees and (ii) any Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend, stock conversion or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  As to any particular shares constituting Registrable Securities, such shares will cease to be Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.  For purposes of this Agreement, a Person will be deemed to be the holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

(i)            Section 10(d) of the February Registration Agreement is hereby amended and restated in its entirety as follows:

(d)           Amendments and Waivers.   Except as otherwise provided herein, the provisions of this Agreement may be amended, restated, modified or waived only upon the prior written consent of the Company, the holders of a majority of the Series A Preferred Stock and the holders of a majority of the Series B Preferred Stock.

(j)            Section 10(j) of the February Registration Agreement is hereby amended to delete the notice information for Philip Shiekman and to add the following notice information:

With a copy to:

Paul E. Hurdlow
Gray Cary Ware & Freidenrich, L.L.P.
1221 S. Mopac Expressway, Suite 400
Austin, Texas 78746
Telecopy: (512) 457-7001

(k)           Schedule A to the February Registration Agreement is hereby amended and restated in its entirety by Schedule A attached hereto.

3.             Effectuation.  The amendments to the Prior Registration Agreements contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto.  There are no conditions precedent or subsequent to the effectiveness of this Amendment.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Amendment to Registration Agreement as of the date first written above.

EpicEdge, Inc.
(d/b/a EpicEdge), a Texas corporation

By:		John Paul DeJoria
Its: President

Edgewater Private Equity Fund III, L.P.

By:	Edgewater III Management, L.P.
Its:	General Partner
Arne Ray, as Trustee for Patrick Loche
By:	Gordon Management, Inc.
Its:	General Partner

By:
Its:

FLECK T.I.M.E. FUND, LP, a Connecticut limited partnership

By:
Its:	Managing Partner

EXHIBIT A

Investor’s Assent

The undersigned hereby assents to the Registration Rights Agreement dated as of February 18, 2000, as amended (the “Agreement”), by and among EpicEdge, Inc., a Texas corporation, and certain other parties named therein, as such Agreement may be further amended from time to time, and hereby agrees to become a party to such Agreement and be bound by all of the applicable terms and provisions thereof as fully as if the undersigned had been named as a Series B Holder in such Agreement.

Executed as of                              .

[Signature]

Print Name and Address:

Schedule A

Other Registration Rights

See Attached.